NORTHEAST UTILITIES SYSTEM           Exhibit 21
                     SUBSIDIARIES OF THE REGISTRANT


Northeast Utilities

  The Connecticut Light and Power Company (100%)
     - CL&P Capital, L.P. (3%)
     - Research Park, Inc. (100%)
     - The City and Suburban Electric and Gas Company (100%)
     - Electric Power Incorporated (100%)
     - The Connecticut Transmission Corporation (100%)
     - The Nutmeg Power Company (100%)
     - The Connecticut Steam Company (100%)
     - CL&P Receivables Corporation (100%)
     - Connecticut Yankee Atomic Power Company (34.5%)
     - Yankee Atomic Electric Company (24.5%)
     - Maine Yankee Atomic Power Company (12%)
     - Vermont Yankee Nuclear Power Corporation (9.5%)

  Public Service Company of New Hampshire (100%)
     - Properties, Inc. (100%)
     - New Hampshire Electric Company (100%)
     - Connecticut Yankee Atomic Power Company (5%)
     - Yankee Atomic Electric Company (7%)
     - Maine Yankee Atomic Power Company (5%)
     - Vermont Yankee Nuclear Power Corporation (4%)

  North Atlantic Energy Corporation (100%)

  North Atlantic Energy Service Corporation (100%)

  Western Massachusetts Electric Company (100%)
     - WMECO Receivables Corporation (100%)
     - Connecticut Yankee Atomic Power Company (9.5%)
     - Yankee Atomic Electric Company (7%)
     - Maine Yankee Atomic Power Company (3%)
     - Vermont Yankee Nuclear Power Corporation (2.5%)

  Holyoke Water Power Company (100%)
     - Holyoke Power and Electric Company (100%)

  Charter Oak Energy, Inc. (100%)
     - COE Development Corporation (100%)
     - COE Argentina I Corp. (100%)
     - COE Argentina II Corp. (100%)
     - COE Tejona Corporation (100%)
     - COE Ave Fenix Corporation (100%)

  Northeast Nuclear Energy Company (100%)

  Northeast Utilities Service Company (100%)

  The Quinnehtuk Company (100%)

  The Rocky River Realty Company (100%)

  Mode 1 Communications, Inc.  (100%)

  Select Energy, Inc. (100%)

  HEC Inc. (100%)
     - HEC International Corporation (100%)
     - HEC Energy Consulting Canada, Inc. (100%)
     - Southwest HEC Energy Services L.L.C. (100%)